Exhibit 3.2



            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION
                                       FOR
                            PHOENIX ATM SERVICE, INC.

B. Bryan Leitch, III and Brenda K. Phillips hereby certify that:

1. They are the President and Secretary, respectively, of Phoenix ATM Service, Inc., a Delaware corporation.

2. All of the directors of this corporation, by unanimous written consent, have adopted the following amendment to the Certificate of Incorporation of this corporation:

Article First of the Certificate of Incorporation of this corporation shall be amended in its entirety to specify, as amended, as follows:

FIRST "The name of this corporation is Texas Border Gas Company."

3. This corporation has issued no shares and has received no payment for stock.

4. No directors were specified in the original Certificate of Incorporation of this corporation and on March 20, 2002, the directors of this corporation were appointed by the Incorporator of this corporation as the directors of this corporation.

5.   The  amendments   specified  in  this  certificate  have  been  adopted  in
accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

6. The capital of this corporation shall not be reduced pursuant to or by reason of the amendments specifies in this certificate.

The undersigned declare under penalty of perjury that the statements set forth in this Certificate are true and correct of their own knowledge and that this declaration was executed on June 26, 2002 at Dallas, Texas.

Dated: June 26, 2002                            /s/ B. Bryan Leitch, III
                                                -------------------------------
                                                B. Bryan Leitch, III, President


Dated: June 26, 2002                            /s/ Brenda K. Phillips
                                                -------------------------------
                                                Brenda K. Phillips, Secretary